Exhibit 99.1

FORM OF

DEMAND PROMISSORY NOTE

$__________	, 2018

FOR VALUE RECEIVED, RESPIRERX PHARMACEUTICALS INC., a Delaware corporation (the “Borrower”), with a mailing address at 126 Valley Road, Suite C, Glen Rock, New Jersey 07452, hereby promises to pay on demand and to the order of _________ (the “Lender”), with an address of ___________________, or at such other place as the holder hereof may designate in writing, the principal sum of ($__________), together with interest thereon at the interest rate as set forth herein (the “Loan”). The Lender’s books and records as to amounts due under this Note shall be conclusive absent manifest error.

Principal and Interest. Principal and accrued interest thereon shall be immediately due and payable upon demand of the Lender. Interest shall accrue on the outstanding principal amount at a rate equal to 10% per annum. Interest shall be calculated on the basis of the actual number of days elapsed and a year of 365/366 days, as applicable. Any accrued but unpaid interest shall be added to the principal balance on the last day of each year that the principal is outstanding and unpaid.

Payments; Prepayments.

(a) Payment, when paid, shall be applied first to the payment of all interest accrued and unpaid on this Note and then to payment on account of the principal hereof.

(b) This Note may be prepaid in whole or in part at any time, without premium or penalty. Each prepayment must be accompanied by a written notice of such prepayment indicating the amount of such payment to be applied as a prepayment of principal.

Mandatory Exchange. If the Board of Directors of the Borrower approves an offering of securities of the Borrower (an “Offering”), and the first closing conducted in connection with such Offering (i) occurs on or before June 30, 2018, and (ii) includes proceeds of (A) $150,000 or more, excluding the exchange of any Note pursuant to this provision, and (B) $250,000 or more, including the exchange of all Notes that bear this exchange provision, then, in addition to the amounts otherwise invested in the Offering at the first closing, the principal amount of this Note shall be mandatorily exchanged into such Offering on the terms of such Offering for the full value of the principal amount, without the need for any additional action taken by either the Borrower or the Lender, and this Note shall be deemed by all parties hereto to be repaid and terminated. Any earned but unpaid interest with respect to this Note outstanding at the time of such mandatory exchange shall be (i) paid to the Borrower by the Lender or, (ii) invested in the Offering on its terms, at the election of the Lender. The Borrower shall provide the Lender three business days’ notice of any anticipated first closing, to provide sufficient time for such election. The Lender may waive such notice in its sole discretion. If the conditions for mandatory exchange set forth in this section have not occurred by June 30, 2018, then no conversion shall be required under this section.

Default. If the Borrower fails to make any payment when the same shall become due and payable, then the holder of this Note may declare the unpaid principal balance under this Note to be immediately due and payable and thereupon such balance shall become due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the holder of this Note shall be entitled to receive, to the extent lawful, all costs, including reasonable attorney’s fees and expenses, for the collection of such amounts.

Time is of the Essence. Time is of the essence with respect to each and every term and provision of this Note.

Waiver. The Borrower hereby waives, unless otherwise provided for in this Note, demand, notice of presentment, protest, notice of dishonor and protest, rights or extension and any defense by reason of extension of time or other indulgences granted by the Lender.

Notices. Any notice, presentation or demand to or upon the Borrower in respect of this Note may be given or made by being mailed by registered or certified mail addressed to the Borrower at the address first written above or, if any other address shall at any time be designated for this purpose by the Borrower in writing to the holder of this Note at the time of such notice, to such other address. Notice shall be deemed received three (3) days after posting the same. Notice may also be given by hand-delivery.

Costs and Expenses.

(a) If the Lender retains the services of legal counsel in order to enforce any remedy available to the Lender under any document or instrument evidencing or securing the Loan, attorney’s fees which are reasonable and actually incurred by the Lender shall be payable on demand by the Borrower to the Lender, and the Borrower shall also pay on demand the cost of any and all other costs reasonably incurred by the Lender in connection with proceedings to recover any sums due hereunder. Any such amounts not paid promptly on demand shall be added to the outstanding principal balance of this Note and shall bear interest at the stated interest rate of this Note until paid in full.

(b) Nothing contained herein shall limit or impair the obligation of the Borrower to pay any and all costs and expenses for which the Borrower is otherwise liable to the Lender as provided by law.

Miscellaneous.

(a) Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remaining provisions hereof.

(b) If the effective interest rate on this Note would otherwise violate any applicable usury law, then the interest rate shall be reduced to the maximum permissible rate retroactively to the original date of this Note, and any payment received by the holder in excess of the maximum permissible rate shall be treated as a prepayment of the principal of this Note.

(c) This Note shall inure to the benefit of the Lender and its heirs, estate, personal representatives and legal guardians, endorsees and assigns. This Note may not be assigned by either the Borrower or the Lender without the prior written consent of the other party.

(d) The descriptive headings of this Note are inserted for convenience only and shall not affect the meaning or construction of any of the provisions of this Note.

(e) The terms of this Note may be amended and any rights of the Lender hereunder may be waived only if such amendment or waiver is in writing and is signed by the Lender and the Borrower.

Governing Law. The validity, construction and enforceability of this Note shall be construed in accordance with and governed by the laws of the State of Delaware, excluding rules relating to conflicts of law.

This Note has been duly executed by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. All covenants and promises in this Note shall bind the successors and permitted assigns of the Borrower.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has duly executed this Demand Promissory Note effective as of the day and year first above written.

RESPIRERX PHARMACEUTICALS INC.

By:
Name:
Title: